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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated August 13, 1999 for Network Resource Consultants and Company B.V. (and to all references to our Firm, including experts) included in or made a part of this Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP

                                        Arthur Andersen LLP


New York, New York
October 26, 1999